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                      AMES DEPARTMENT STORES, INC.         Exhibit 20
                         JUNE RESULTS VS. PLAN             Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                      Fiscal 1997 YTD
                                                     -------------------
                                                       Actual   Plan (a)
                                                     ---------  ---------
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                       $46.1      $46.1

Cash Flow from Operations:
   Net Income (Loss)                                      0.9       (2.8)
   Non-Cash Income Tax Provision (Benefit)                0.5       (1.4)
   Other                                                  2.7        2.5
                                                     ---------  ---------
Cash Provided by (Used in) Operations                     4.1       (1.7)

Changes in Working Capital:
   FIFO Inventory (Increase) Decrease                   (40.4)     (51.0)
   Trade Payables Increase (Decrease)                    (4.2)       2.2
   All Other                                            (11.3)     (13.7)
                                                     ---------  ---------
Net Changes in Working Capital                          (55.9)     (62.5)

Capital Expenditures                                    (14.3)     (14.6)

Other:
   Short-Term Borrow.(Pymnts)- Revolver                  75.1       75.0
   Capital Lease Payments                                (1.2)      (1.1)
   Long-Term Debt Payments                              (10.3)     (10.3)
   Store Closing and Other                               (9.7)      (2.9)
                                                     ---------  ---------
Total Other                                              53.9       60.7
                                                     ---------  ---------

Increase (Decrease) in Cash & Cash Equivalents          (12.2)     (18.1)
                                                     ---------  ---------

Ending Cash & Cash Equivalents                          $33.9      $28.0
                                                     =========  =========

(a) As reported on Form 8-K dated February 27, 1997


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